Exhibit 99.1

DAKTRONICS, INC. STRENGTHENS FINANCIAL POSITION BY SECURING
$100 MILLION IN CAPITAL COMMITMENTS

Closes $75 Million Senior Secured Credit Facility with JPMorgan Chase and $25 Million
Convertible Note Investment with Major Shareholder Alta Fox Capital

BROOKINGS, S.D., May 11, 2023 (GLOBE NEWSWIRE) – Daktronics, Inc. (NASDAQ-DAKT) (the “Company” or “Daktronics”) today announced it has enhanced its financial position by closing on a new 3-year $75 million senior secured credit facility (the “New Senior Debt Facility”) with JPMorgan Chase (“JPMorgan Chase”) maturing on May 11, 2026. In addition, Daktronics announced it has closed a $25 million convertible debt financing agreement (the “Junior Capital Financing”) with major shareholder Alta Fox Capital Management, LLC (together with its affiliates, “Alta Fox”). Daktronics’ Board of Directors (the “Board”) believes the completion of these transactions provides the Company with the working capital and liquidity needed to continue executing its business plan and growth strategy.

JPMorgan Chase’s $75 million New Senior Debt Facility has replaced the Company’s $35 million credit facility with U. S. Bank National Association (“U.S. Bank”). As a result, JPMorgan Chase is now the Company’s primary commercial bank. At close, all obligations to U.S. Bank under the previous credit arrangement were repaid; the Company did not need to borrow under the New Senior Debt Facility to fund the repayment.

Howard I. Atkins, Chair of the Daktronics Board’s Strategy and Financing Review Committee (the “Committee”) said:

“We are pleased to have delivered on our commitment to identify attractive financing for the Company, which was the result of a comprehensive process. The Committee is confident we and our advisors thoroughly explored all alternatives and obtained the best possible outcome in terms of flexibility and overall cost of capital. The New Senior Debt Facility and the Junior Capital Financing provide the Company the financial resources to serve our customers and build long-term value for our shareholders.”

Reece Kurtenbach, Daktronics’ Chairman and CEO, added:

“Daktronics continues to make positive progress on several fronts. In addition to the financial flexibility these new sources of capital provide, the management team continues to implement operational and productivity improvement initiatives intended to increase the Company’s profit margins and generate additional cash from operations. We appreciate and are looking forward to developing our new primary banking relationship with JPMorgan Chase, a leading financial services firm with unmatched global capabilities and deep expertise in corporate finance. We also appreciate that Alta Fox has demonstrated its confidence in Daktronics’ path forward by committing additional capital to the Company. Alta Fox has been a collaborative partner and we thank them for their support.”

Connor Haley, Founder and Managing Partner at Alta Fox, added, “We are pleased to be able to provide capital to Daktronics to help support the Company’s promising future. We originally invested in Daktronics because we believe the Company has a leading position in an industry with significant secular tailwinds and meaningful earnings growth. With the Company’s financial position now significantly improved, we look forward to continuing to work constructively with the Board and management team to unlock meaningful value for all Daktronics stakeholders.”

Jefferies LLC served as financial advisor, and Vinson & Elkins LLP and Winthrop & Weinstine, P.A. served as legal counsel to Daktronics throughout the process.

Summary of Credit Facility with JPMorgan Chase
The Company entered into a credit agreement (the “Credit Agreement”) providing for (i) a $60,000,000 revolver commitment for which draws will be available up to the lesser of such commitment and the amount of a borrowing base to be calculated based on the accounts receivable and inventory of the Company and (ii) a $15,000,000 delayed-draw term loan commitment for which a single draw will be available equal to the lesser of such commitment amount and 60% of the appraised value of the Company’s real estate in Brookings, South Dakota. Both facilities mature on May 11, 2026. Interest on the outstanding amounts is paid quarterly, and the term loan amortizes on a 10-year schedule, with the full amount due upon maturity. Interest on the revolving borrowings accrues at a floating rate of SOFR + 2.5%-3.5%, and the term loan accrues interest at a floating rate of SOFR + 3.5%-4.5%. The loans are subject to compliance with a fixed charge coverage ratio of 1.1:1.0 at all times that the term loan is outstanding. The loans are also subject to other usual and customary covenants (including debt, lien, distribution and investment restrictions). Drawing on the delayed-draw term loan is subject to completion of certain company real estate related conditions.

Summary of Convertible Note Terms with Alta Fox Capital Management
Alta Fox purchased from Daktronics $25,000,000 in senior second lien secured convertible promissory notes (the “Notes”), due on May 11, 2027. The Notes may be converted into common stock at any time by Alta Fox, subject to certain conditions, at a conversion price equal to $6.31. The Company has the right to convert the Notes into common stock after 18 months following the issuance date of the Notes if the closing sale price of the Company’s common stock has been equal to at least 150% of the conversion price in 19 of the last 20 consecutive trading days. The Company has agreed to customary registration rights with Alta Fox with respect to the resale of any shares of common stock issued upon conversion. The Notes will bear interest at a rate of 9% per annum. Daktronics has the option to pay up to 50% of each coupon in kind at the cost of a 100-basis point increase per annum rate in any period where the in-kind option is exercised. As a result of this financing agreement with Alta Fox, the existing standstill agreement between the Company and Alta Fox will extend to the day following the conclusion of the Company’s 2024 Annual Meeting of Shareholders.

About Daktronics
Daktronics has strong leadership positions in, and is the world's largest supplier of, large-screen video displays, electronic scoreboards, LED text and graphics displays, and related control systems. The Company excels in the control of display systems, including those that require integration of multiple complex displays showing real-time information, graphics, animation, and video. Daktronics designs, manufactures, markets and services display systems for customers around the world in four domestic business units: Live Events, Commercial, High School Park and Recreation, and Transportation, and one International business unit. For more information, visit the company's website at: www.daktronics.com, email the company at investor@daktronics.com, call (605) 692-0200 or toll-free (800) 843-5843 in the United States, or write to the company at 201 Daktronics Dr., P.O. Box 5128, Brookings, S.D. 57006-5128.

SAFE HARBOR STATEMENT
Cautionary Notice: This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current views with respect to future events and financial performance. The words "may," "would," "could," "should," "will," "expect," "estimate," "anticipate," "believe," "intend," "plan," “project,” “potential,” “forecast” and similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any or all forward-looking statements in this release and in any public statements we make could be materially different from actual results. Accordingly, we wish to caution investors that any forward-looking statements made by or on behalf of us are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the uncertainties related to market conditions and the effect of the financing transactions described herein; the Company’s potential need to seek additional strategic alternatives, including seeking additional debt or equity capital or other strategic transactions and/or measures; the Company’s ability to finalize or fully execute actions and steps that would be probable of mitigating the existence of “substantial doubt” regarding the Company’s ability to continue as a going concern; the Company’s ability to increase cash flow to support the Company’s operating activities and fund its obligations and working capital needs; and the other risk factors described more fully in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2022 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended July 30, 2022, October 29, 2022 and January 28, 2023 filed with the Securities and Exchange Commission, as well as other publicly available information about the Company.

MEDIA RELATIONS
Justin Ochsner
Public Relations/Marketing
Tel 605-692-0200
Email justin.ochsner@daktronics.com

INVESTOR RELATIONS
Sheila M. Anderson, Chief Financial Officer
Tel 605-692-0200
Email Investor@daktronics.com